 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01    Entry into a Material Definitive Agreement.
Dermal Filler License Agreement
On May 9, 2023, Evolus, Inc. (the “Company”) and Symatese S.A.S (“Symatese”), entered into a License, Supply and Distribution Agreement (the “Agreement”), pursuant to which Symatese granted to the Company an exclusive right to commercialize and distribute its five dermal filler product candidates,which are referred to as: (i) Lift; (ii) Smooth; (iii) Sculpt; (iv) Lips; and (v) Eye (each, a “Product” and collectively, the “Products”) in the United States for use in the aesthetics and dermatological fields (the “Field”). The Company also has the right of first negotiation to obtain a license from Symatese to commercialize and distribute any new products developed using the same technology as the Products in the Field in the United States.
As consideration for the rights granted under the Agreement, the Company is required to make up to €16.2 million in milestone payments to Symatese, including an initial payment of €4.1 million within 30 days of execution of the Agreement, and additional annual payments of €1.6 million in June 2025, €4.1 million in June 2026, €3.2 million in June 2027, and €3.2 million in June 2028, in each case subject to three of the Products gaining approval prior to that date. The Agreement is also subject to minimum purchase requirements, and failure to meet such requirements may result in a reduction or termination of the Company’s exclusive rights, subject to certain exceptions. Additionally, the Company has agreed to a specified cost-sharing agreement related to the registration of the Lips and Eye Products with the FDA.
The initial term of the Agreement is fifteen (15) years from the first FDA approval of a Product, with automatic renewals for successive five (5)-year terms subject to the terms of the Agreement.
The Agreement contains various representations and warranties, covenants and other provisions that are customary for a transaction of this nature. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts.
The foregoing is a summary of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2023.
Amendment to Pharmakon Debt Facility
On May 9, 2023, the Company entered into a Third Amendment to Loan Agreement (the “Third Amendment”) with BPCR Limited Partnership (as a “Lender”), BioPharma Credit Investments V (Master) LP (as a “Lender” and, together with BPCR Limited Partnership, the “Lenders”), and Biopharma Credit PLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), which amends certain terms of the Loan and Security Agreement, dated December 14, 2021, as amended, by and among the Company, Lenders, and Collateral Agent (the “Loan Agreement”).
The Third Amendment provides that, subject to the terms of the Loan Agreement, as amended, the Lenders will advance the second tranche of $50.0 million to the Company in two installments: (i) $25.0 million to be advanced on May 31, 2023 and (ii) $25.0 million to be advanced on December 15, 2023.
The Third Amendment increases the interest only period under the Loan Agreement by 12 months, after which the Company shall make seven equal quarterly amortizing payments each in an amount equal to 1/12th of the outstanding principal amount of the loan. The Company shall pay the remaining principal of the loan on the maturity date.
The Third Amendment permits the Company to obtain an additional $15.0 million line of credit with another party secured by portions of the Company's working capital.
The Third Amendment also amended the Loan Agreement to replace the interest rates based on London Interbank Offering Rate (LIBOR) with interest rates based on the Secured Overnight Financing Rate (“SOFR”) throughout the Loan Agreement.
The foregoing is a summary of the terms of the Third Amendment and is qualified in its entirety by reference to the Third Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 2.02    Results of Operations and Financial Condition.

On May 9, 2023, the Company issued a press release announcing its financial results for the quarter ended March 31, 2023. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Third Amendment is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 9, 2023, the Company issued a press release announcing the execution of the Symatese Agreement. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 8, 2023, the Company granted David Moatazedi, the Company’s Chief Executive Officer, an award of 560,000 performance restricted stock units under the Company’s 2017 Omnibus Incentive Plan. The Company’s Board of Directors (the “Board”) approved the grant in recognition of Mr. Moatazedi’s exceptional contributions to our success as well as the important role he plays in executing our strategic plans. As described in more detail below, the grant includes rigorous stock price-based performance goals. Based on the last closing price available at the time the Board met to approve the grant (the May 5, 2023 closing price of a share of the Company’s common stock on The Nasdaq Stock Market, which was $8.50 per share), the value of a share of the Company’s common stock would need to appreciate by more than 350% within five years in order for any portion of the award to become eligible to vest and by more than 580% within five years in order for the award to become eligible to fully vest.
The stock units subject to the award are subject to both performance- and time-based vesting requirements. 40% of the stock units subject to the award are eligible to vest if the average of the closing prices for a share of the Company’s common stock over a period of 20 consecutive trading days is $30 or more and an additional 60% of the stock units subject to the award are eligible to vest if the average of the closing prices for a share of the Company’s common stock over a period of 20 consecutive trading days is $50 or more, in each case within five years after the grant of the award and while Mr. Moatazedi is employed by the Company (or, in certain circumstances, within 20 days following a termination of his employment). In the event of a change in control of the Company, the award will be eligible to vest on a pro-rata basis (between the $30 and $50 stock price levels) if the consideration paid in the transaction for a share of the Company’s common stock is between $30 and $50. Any stock units that become eligible to vest based on stock price will vest, subject to Mr. Moatazedi’s continued service, over the four-year period after the grant date. The time-based vesting requirement will not apply as to any stock units eligible to vest based on attainment of the stock price levels referenced above in the event of Mr. Moatazedi’s death or total disability, or should his employment be terminated without “cause” or should he terminate employment for “good reason” (as these terms are defined in Mr. Moatazedi’s Employment Agreement with the Company).
The foregoing description of Mr. Moatazedi’s award does not purport to be complete and is qualified in its entirety by reference to the applicable Performance Restricted Stock Unit Award Agreement. The Company intends to file a copy of the Performance Restricted Stock Unit Award Agreement for the grant as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated May 9, 2023
99.2	Press Release of Evolus, Inc., dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: May 9, 2023	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer